Exhibit 4.21
Execution Version

FIRST AMENDMENT TO COLLABORATION AND LICENSE AGREEMENT

This    First    Amendment    to    Collaboration    and    License    Agreement    (this
“Amendment”) is entered into as of January 30, 2023 (the “Amendment Date”) by and between Exscientia AI Limited, registered in Scotland under SC428761, whose registered office is at Level 3, Dundee One River Court, 5 West Victoria Dock Road, Dundee, United Kingdom (“EXS”), and Sanofi, a French Société Anonyme, having its registered head office at 54, rue La Boétie, 75008 Paris, France (“Sanofi”). EXS and Sanofi are each referred to herein by name or, individually, as a “Party” or, collectively, as the “Parties.”

Recitals

WHEREAS the Parties entered into that certain Collaboration and License Agreement (as amended by this Amendment, the “Agreement”), dated January 4, 2022; and

WHEREAS the Parties wish to amend the Agreement to modify certain terms and conditions of the Agreement with respect to [****] research activities for [****], as further described herein.

Now Therefore, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Amendment, in accordance with Section 37.4 of the Agreement, the Parties agree as follows:

1.Defined Terms. As used in this Amendment, capitalized terms, whether used in the singular or plural form, that are capitalized but not defined herein shall have the meanings ascribed to such terms in the Agreement.

2.Amendments.

(a)[****] Research Plan. A research plan describing [****] activities to be conducted in connection with [****] shall be finalized by the Joint Steering Committee as promptly as practicable following the Amendment Date, and shall be considered attached hereto as Exhibit A when approved by the Joint Steering Committee. Such research plan in the form approved by the Joint Steering Committee, as the same may be amended by the Parties in accordance with the terms of the Agreement, is referred to as the “[****] Research Plan”. Notwithstanding anything to the contrary in the Agreement, for clarity, the [****] Research Plan shall be considered a [****] Research Plan for purposes of the Agreement.

(b)Applicability of Agreement Provisions. The Parties agree that Clauses 5.2, 5.3, 5.4, 5.5, 5.6, 5.11, 5.12, and 27.1(e) of the Agreement shall apply mutatis mutandis to the activities conducted under the [****] Research Plan. In addition, the Parties agree that the activities conducted under the [****] Research Plan shall be subject to the oversight of the Joint Steering Committee and the Alliance Managers, in accordance with the terms of the Agreement.

(c)Ownership of IP; Grant of Licenses.

(i)All Patent Rights, Know-How, and other intellectual property rights arising out of activities conducted under the [****] Research Plan (“[****] Inventions”) shall be deemed [****], EXS Project IP, or Sanofi Collaboration IP, as applicable (as such terms apply mutatis mutandis to activities conducted under the [****] Research Plan instead of a Research Program, Research Plan, Small Molecule Research Project, or NSM Research Plan). For clarity, (A) any [****] Invention that pertains to [****] shall be deemed EXS Project IP or Sanofi Collaboration IP [****], and (B) any [****] Invention that [****] shall be deemed [****]. Notwithstanding the foregoing, if [****], then:

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

(1)Sanofi grants to EXS a non-exclusive, perpetual, irrevocable, freely transferable, worldwide, with the right to grant sublicenses through multiple tiers (as provided in Clause 20.4 of the Agreement), under any [****] Inventions that are EXS Project IP or Sanofi Collaboration IP, for [****]. For clarity, EXS owns, and so is entitled to use and otherwise exploit, any [****] Inventions that are [****], subject to and in accordance with the terms of the Agreement, including the exclusive license granted to Sanofi in Clause 20.1(b) of the Agreement.

(2)EXS grants to Sanofi a non-exclusive, perpetual, irrevocable, freely transferable, worldwide, with the right to grant sublicenses through multiple tiers (as provided in Clause 20.4 of the Agreement), under any [****] Inventions that are [****], for [****]. For clarity, (a) EXS has licensed to Sanofi, and so Sanofi is entitled to use and otherwise exploit, any [****] Inventions that are EXS Project IP, and (b) Sanofi owns, and so is entitled to use and otherwise exploit, any [****] Inventions that are [****], in each case, subject to and in accordance with the terms of the Agreement.

(ii)Notwithstanding anything to the contrary in Clause 33.5 of the Agreement, the Parties agree that the terms of this Clause 2(c) shall survive and apply after any expiration or termination of the Agreement.

(d)[****] Milestones. The following [****] Milestones will be deemed to replace the first [****] Milestone set forth in the table in Clause [****] (referred to as “[****]”), solely for purposes of [****] activities conducted under the [****] Research Plan:

[****] Milestone – for [****] Resulting from Activities Conducted under the [****] Research Plan	[****] Milestone Descriptions	[****] Milestone Payment
[****]	[****]	[****]

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

[****]	[****]	[****]

3.Miscellaneous.

(a)No Other Amendments. This Amendment shall be deemed to be a part of and incorporated into the Agreement. In the event of an express conflict between this Amendment and the Agreement, this Amendment shall control. Except as expressly set forth in this Amendment, all of the terms and conditions of the Agreement shall remain unchanged and are ratified and confirmed in all respects and remain in full force and effect.

(b)Entire Agreement. This Amendment, together with the Agreement and any exhibits or attachments thereto (including the Schedules and each Research Plan and NSM Research Plan, and all attachments thereto), contains the entire agreement by the Parties with respect to the subject matter hereof, and any reference to the Agreement shall refer to the Agreement, as amended by this Amendment.

(c)Counterparts. This Amendment may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

(d)Governing Law. This Agreement, and any non-contractual obligations arising out of or in connection with it, is governed by the laws of the State of New York, without regard to conflict of laws principles.

[Signature Page Follows]

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the Amendment Date.

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

EXSCIENTIA AI LIMITED

By:/s/David Hallett

Name: David Hallett

Title: Chief Operating Officer

SANOFI

By: /s/ Daniel Haines
Name: Daniel Haines

Title: Head of Legal Global Functions

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

Exhibit A
[****] Research Plan

[To be approved by the Joint Steering Committee and attached hereto as Exhibit A when so approved by the Joint Steering Committee.]

Certain confidential information contained in this document, marked by [****], has been omitted because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.